Exhibit 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-98836) pertaining to the Stock Plan and the Non-Employee Directors' Stock Option Plan of Human Pheromone Sciences, Inc. of our report dated March 19, 1999, with respect to the financial statements of Human Pheromone Sciences, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 1998.



                                                   ERNST & YOUNG LLP


Palo Alto, California
March 25, 1999